Exhibit 99.1

Safety Shot CEO Jarrett Boon and Yerbaé CEO Todd Gibson Join FORCE Family Webinar to Discuss How Safety Shot Plans to Disrupt the Functional Wellness and Beverage Market

SCOTTSDALE, Ariz., February 24, 2025 —Yerbaé Brands Corp. (TSX-V: YERB.U; OTCQX: YERBF) (“Yerbaé”), a plant-based energy beverage company, and Safety Shot, Inc. (Nasdaq: SHOT) (“Safety Shot”) a wellness and dietary supplement company, today announced that their respective CEOs, Todd Gibson and Jarrett Boon, will join the FORCE Family Webinar to provide insights on how Yerbaé and Safety Shot plans to disrupt the functional beverage market.

The webinar is scheduled for Tuesday, February 25, at 12:00 PM ET / 9:00 AM PT.

On January 8, 2025, Yerbaé and Safety Shot announced the execution of a definitive arrangement agreement dated January 7, 2025, marking a major step toward redefining the landscape of healthy and functional beverages. This proposed strategic acquisition (the “Transaction”) aims to bring together Safety Shot’s groundbreaking wellness solutions with Yerbaé’s popular line of plant-based energy drinks.

The combined companies will look to leverage multiple inherent synergies in distribution, supply chain, product development, and marketing, positioning them for success across multiple distribution channels.

Register for this exclusive webinar to hear from Jarrett Boon and Todd Gibson about their strategic vision and growth plans, including strategies for significant business expansion over the next five years through new market penetration and product innovation.

Register here:

https://forcefamilyoffice.com/events/consumer/safety-shot-coming-february-25-2025/

Yerbaé Brands Corp.

Founded in 2017 by Todd Gibson and Karrie Gibson, Yerbaé Brands Corp., (TSX-V: YERB.U; OTCQX: YERBF) is disrupting the functional beverage marketplace with great tasting, zero sugar, zero calorie beverages, while using plant-based ingredients that are designed to meet the needs of the wellness forward consumer. Harnessing the power of nature, Yerbaé’s key ingredient (yerba mate, a South American herb) is known to produce 196 different vitamins, minerals and nutrients as well as caffeine.

By combining yerba mate with its premium ingredients and flavors, Yerbaé provides consumers with a no compromise functional beverage solution. All Yerbaé beverages are zero calorie, zero sugar, non-GMO, and gluten free.

Find us @DrinkYerbaé on Instagram, Facebook, Twitter and TikTok, or online at https://yerbae.com.

Contact Information:

For investors, investors@yerbae.com or 480.471.8391

To reach CEO Todd Gibson, todd@yerbae.com or 480.471.8391

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Sure Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Sure Shot is available for purchase online at www.sureshot.com, www.walmart.com and Amazon. Safety Shot, Inc. is introducing business-to-business sales of Sure Shot to distributors, retailers, restaurants, and bars throughout 2025.

Investor Relations

Phone: 561-244-7100

Email: investors@drinksafetyshot.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the applicable securities laws. All statements other than statements of historical facts contained in this press release, Yerbaé’s and Safety Shot’s business strategy, prospective costs, timing and the completion and any successes derived therefrom from the proposed business combination between Yerbaé and Safety Shot, are all forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, Yerbaé’s ability to capitalize on the growing demand for plant-based, better-for-you alternatives in the beverage sector, the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Yerbaé’s securities; changes in applicable laws or regulations; the possibility that Yerbaé may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties not in the direct control of the Company. Moreover, Yerbaé operates in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Yerbaé’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Yerbaé gives no assurance that it will achieve the expectations stated herein. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Yerbaé assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.